Exhibit 99.1

Media contact:	Charles Keller 612-678-7786 charles.r.keller@ampf.com

Stockholder contact:	Gary Terpening 212-850-1533 gary.a.terpening@ampf.com
Columbia Seligman Premium Technology Growth Fund
Announces First Quarter Distribution:
9.25% Annual Rate for IPO Investors
Boston, MA — February 2, 2011 — On February 2, 2011, Columbia Seligman Premium Technology Growth Fund, Inc. (NYSE: STK) (the Fund) declared a first-quarter distribution, the second under its managed distribution policy, in the amount of $0.4625 per share, which is equal to a quarterly rate of 2.3125% (9.25% annualized) of the $20.00 offering price in the Fund’s initial public offering in November 2009.
The distribution will be paid on February 23, 2011 (the Payment Date) to Stockholders of record on February 14, 2011. The ex-dividend date is February 10, 2011. It is anticipated that the Fund will make a subsequent distribution under its managed distribution policy in the month of May.
Prior to the managed distribution policy, the Fund paid distributions pursuant to a level rate distribution policy. Under its former distribution policy and consistent with the Investment Company Act of 1940, as amended, the Fund could not distribute long-term capital gains more often than once in any one taxable year.
In October 2010, the Fund received exemptive relief from the Securities and Exchange Commission that permits the Fund to make periodic distributions of long-term capital gains more often than once in any one taxable year. After consideration by the Fund’s Board, the Fund adopted the current managed distribution policy which allows the Fund to make periodic distributions of long-term capital gains.
The following table sets forth the estimated breakdown of the distribution noted above, on a per share basis, from the following sources: net investment income; net realized short-term capital gains; net realized long-term capital gains; and return of capital or other capital source.

		US Dollar
	% Breakdown	Breakdown of
Sources	of Distribution	Distribution

Net Investment Income	0.00%	$0
Net Realized Short-Term Capital Gains	0.00%	$0
Net Realized Long-Term Capital Gains	24.32%	$0.1125
Return of Capital or other Capital Source	75.68%	$0.3500

Total	100.00%	$0.4625

The following table sets forth the estimated breakdown, on a per share basis, of all distributions made by the Fund during the year-to-date period ended on the Payment Date (includes the dividend payment noted in the table above) from the following sources: net investment income; net realized short-term capital gains; net realized long-term capital gains; and return of capital or other capital source.

		US Dollar
		Breakdown
	% Breakdown	of All Distributions
	of All Distributions Paid	Paid Through Year
	Through Year To Date	To Date Period
	Period Ended on the	Ended on the
Sources	Payment Date	Payment Date

Net Investment Income	0.00%	$0
Net Realized Short-Term Capital Gains	0.00%	$0
Net Realized Long-Term Capital Gains	24.32%	$0.1125
Return of Capital or other Capital Source	75.68%	$0.3500

Total	100.00%	$0.4625

The Fund estimates that it has distributed more than its income and net realized capital gains. Therefore, a portion of your distribution may be a return of capital or other capital source. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”
The amounts, sources and percentage breakdown of the distributions reported above are only estimates and are not being provided for, and should not be used for, tax reporting purposes. The actual amounts, sources and percentage breakdown of the distribution for tax reporting purposes, which may include return of capital, will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations.
The following table sets forth (i) the average annual total return of a share of the Fund’s common stock at net asset value (NAV) for the period since inception of Fund investment operations through the period noted and (ii) the Fund’s annualized distribution rate, for the same period, expressed as a percentage of the NAV price of a share of the Fund’s common stock at January 31, 2011.

Average Annual Total NAV Return for the	Annualized Distribution Rate as a Percentage of
Period Since Inception of Investment	January 31, 2011 NAV Price (For the Period
Operations (November 30, 2009) Through	Since Inception of Investment Operations
January 31, 2011	(November 30, 2009) through January 31, 2011)
18.55%	8.75%
The following table sets forth (i) the cumulative total return (at NAV) of a share of the Fund’s common stock for the year-to-date period ended January 31, 2011 and (ii) the Fund’s distribution rate, for the same period, expressed as a percentage of the NAV price of a share of the Fund’s common stock at January 31, 2011.

Distribution Rate as a Percentage of January
Cumulative Total NAV Return for the Year-to-	31, 2011 NAV Price (for the Year-to-Date Period
Date Period Ended January 31, 2011	Ended January 31, 2011)
3.37%	N/A (No distributions were made during the period)
You should not draw any conclusions about the Fund’s investment performance from the amount of the distributions noted in the tables above or from the terms of the Fund’s distribution policy.
The Fund or your financial professional will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions on your US federal income tax return. For tax purposes, the Fund is required to report unrealized gains or losses on certain non-US investments as ordinary income or loss, respectively. Accordingly, the amount of the Fund’s total distributions that will be taxable as ordinary income may be different than the amount of the distributions from net investment income reported above.

The Board may change the Fund’s distribution policy and the amount or timing of the distributions, based on a number of factors, including, but not limited to, the amount of the Fund’s undistributed net investment income and net short- and long-term capital gains and historical and projected net investment income and net short- and long-term capital gains.
The Fund is a closed-end investment company that trades on the New York Stock Exchange.
Important Disclosures:
You should consider the investment objectives, risks, charges, and expenses of the Fund carefully before investing. You can obtain the Fund’s most recent periodic reports and other regulatory filings by contacting your financial advisor or American Stock Transfer & Trust Company, LLC at 800 937-5449. These reports and other filings can also be found on the Securities and Exchange Commission’s EDGAR database. You should read these reports and other filings carefully before investing.
The Fund expects to receive all or some of its current income and gains from the following sources: (i) dividends received by the Fund that are paid on the equity and equity-related securities in its portfolio; and (ii) capital gains (short-term and long-term) from option premiums and the sale of portfolio securities. It is possible that the Fund’s distributions will at times exceed the earnings and profits of the Fund and therefore all or a portion of such distributions may constitute a return of capital as described below. A return of capital is a return of your original investment. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.” You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the Fund’s distribution policy.
A return of capital is not taxable, but it reduces a stockholder’s tax basis in his or her shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the stockholder of his or her shares. Distributions may be variable, and the Fund’s distribution rate will depend on a number of factors, including the net earnings on the Fund’s portfolio investments and the rate at which such net earnings change as a result of changes in the timing of, and rates at which, the Fund receives income from the sources noted above. As portfolio and market conditions change, the rate of dividends on the shares and the Fund’s distribution policy could change. The Board may change the Fund’s distribution policy and the amount or timing of the distributions, based on a number of factors, including, but not limited to, the amount of the Fund’s undistributed net investment income and net short- and long-term capital gains and historical and projected net investment income and net short- and long-term capital gains.
The Fund should only be considered as one element of a complete investment program. An investment in the Fund should be considered speculative. The Fund’s investment policy of investing in technology and technology-related companies and writing call options involves a high degree of risk.
There is no assurance that the Fund will meet its investment objectives or that distributions will be made. You could lose some or all of your investment. The net asset value of shares of a closed-end fund may not always correspond to the market price of such shares. Common stock of many closed-end funds frequently trade at a discount from their net asset value, which may increase your risk of loss. The Fund is subject to stock market risk, which is the risk that stock prices overall will decline over short or long periods, adversely affecting the value of an investment in the Fund.
The market prices of technology and technology-related stocks tend to exhibit a greater degree of market risk and price volatility than other types of investments. These stocks may fall in and out of favor with investors rapidly, which may cause sudden selling and dramatically lower market prices. These stocks also may be affected adversely by changes in technology, consumer and business purchasing patterns, government regulation and/or obsolete products or services. Technology and technology-related companies are often smaller and less experienced companies and may be subject to greater risks than larger companies, such as limited product lines, markets and financial and managerial resources. These risks may be heightened for technology companies in foreign markets.

This press release was prepared by Columbia Management Investment Distributors, Inc., Member FINRA. Columbia Seligman Premium Technology Growth Fund is managed by Columbia Management Investment Advisers, LLC (formerly known as RiverSource Investments, LLC). Columbia Management is part of Ameriprise Financial, Inc. Seligman is an offering brand of Columbia Management.
© 2011 Columbia Management Investment Advisers, LLC. All rights reserved.